UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2019

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2019, Xcel Energy Inc., a Minnesota corporation (“Xcel Energy”), entered into a forward sale agreement with Citibank, N.A., in its capacity as forward purchaser (the “Forward Purchaser”), relating to 10,300,000 shares of Xcel Energy’s common stock, par value $2.50 per share (the “Forward Sale Agreement”). On November 1, 2019, pursuant to the exercise of the option described below, Xcel Energy and the Forward Purchaser entered into an additional forward sale agreement relating to 1,545,000 shares of Xcel Energy’s common stock (the “Additional Forward Sale Agreement” and, unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreement).

In connection with the Forward Sale Agreement, Xcel Energy entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Forward Purchaser, Citigroup Global Markets Inc. (“Citigroup”), acting in its capacity as Forward Seller (the “Forward Seller”), and Citigroup, as the underwriter named in Schedule I to the Underwriting Agreement (the “Underwriter”), pursuant to which the Forward Seller sold to the Underwriter an aggregate of 11,845,000 shares of Xcel Energy common stock. As contemplated by the Forward Sale Agreement, the Forward Seller borrowed from third parties all such shares of common stock.

The Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at Xcel Energy’s discretion on or prior to December 31, 2020. On a settlement date or dates, if Xcel Energy decides to physically settle the Forward Sale Agreement, it will issue shares of common stock to the Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $62.69 per share. The Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased by an amount per share specified in the Forward Sale Agreement on each of certain dates specified in the Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

Except under limited circumstances described below, Xcel Energy has the right to elect physical settlement, net share settlement or cash settlement under the Forward Sale Agreement for all or a portion of its obligations under the Forward Sale Agreement. If Xcel Energy decides to physically settle or net share settle the Forward Sale Agreement, delivery of shares of common stock by Xcel Energy to the Forward Purchaser upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to Xcel Energy’s earnings per share. If Xcel Energy elects cash or net share settlement for all or a portion of the shares of common stock underlying the Forward Sale Agreement, Xcel Energy would expect the Forward Purchaser or one of its affiliates to repurchase a number of shares of common stock equal to the portion for which Xcel Energy elects cash or net share settlement in order to satisfy its obligation to return the shares of common stock the Forward Purchaser or its affiliate had borrowed in connection with sales of common stock and, if applicable in connection with net share settlement, to deliver shares of common stock to Xcel Energy. If the market value of common stock at the time of such purchase is above the forward sale price at that time, Xcel Energy will pay or deliver, as the case may be, to the Forward Purchaser under the Forward Sale Agreement, an amount in cash, or a number of shares of common stock with a market value, equal to such difference. Conversely, if the market value of common stock at the time of such purchase is below the forward sale price at that time, the Forward Purchaser will pay or deliver, as the case may be, to Xcel Energy under the Forward Sale Agreement, an amount in cash, or a number of shares of common stock with a market value, equal to such difference.

In certain circumstances, the Forward Purchaser will have the right to accelerate the Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require Xcel Energy to physically settle the Forward Sale Agreement on a date specified by the Forward Purchaser. These circumstances include:

•	in the good faith, commercially reasonable judgment of the Forward Purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by the Forward Sale Agreement because of the lack of sufficient shares of Xcel Energy’s common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	Xcel Energy declares any dividend or distribution on shares of common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than Xcel Energy’s common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the Forward Purchaser;

•	certain ownership thresholds applicable to the Forward Purchaser are exceeded;

•	an event is announced that, if consummated, would result in an extraordinary event (as defined in the Forward Sale Agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of Xcel Energy’s common stock (each as more fully described in the Forward Sale Agreement); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by Xcel Energy in connection with its entry into the Forward Sale Agreement, its bankruptcy or certain changes in law (each as more fully described in the Forward Sale Agreement).

The foregoing description of the Forward Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each Forward Sale Agreement, which are filed as Exhibits 10.01 and 10.02 hereto.

Item 8.01	Other Events

On October 30, 2019, Xcel Energy entered into the Underwriting Agreement with the Underwriter, the Forward Purchaser and the Forward Seller, relating to the registered public offering and sale by the Forward Seller of 10,300,000 shares of common stock.

On October 31, 2019, the Underwriter exercised in full its option to purchase an additional 1,545,000 shares of the common stock pursuant to the Underwriting Agreement. In connection therewith, the Company and the Forward Purchaser entered into an Additional Forward Sale Agreement relating to such number of shares.

On November 4, 2019, 11,845,000 shares of common stock were borrowed from third parties and sold to the Underwriter by the Forward Seller.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.01 hereto.

All of the shares of common stock offered and sold in this offering were registered pursuant to Xcel Energy’s registration statement (the “Registration Statement”) previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-224333).

This Current Report on Form 8-K is being filed to file certain documents in connection with the offering as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

1.01

Underwriting Agreement, dated October 30, 2019 by and among Citibank, N.A., acting in its capacity as Forward Purchaser, Citigroup Global Markets Inc., acting in its capacity as Forward Seller, Citigroup Global Markets Inc., as the underwriter, and Xcel Energy Inc.

5.01	Opinion of Wendy B. Mahling as to the legality of the common stock.

10.01	Forward Sale Agreement, dated October 30, 2019, between Xcel Energy Inc. and Citibank, N.A., in its capacity as the forward purchaser.

10.02	Additional Forward Sale Agreement, dated November 1, 2019, between Xcel Energy Inc. and Citibank, N.A., in its capacity as the forward purchaser.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota Corporation)

By:	/s/ Sarah W. Soong
Name:	Sarah W. Soong
Title:	Vice President and Treasurer

Date: November 4, 2019